UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

Guaranty Federal Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23325	43-1792717
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2144 E Republic Road, Suite F200
Springfield, Missouri 65804
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (833) 875-2492

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.10 per share	GFED	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period of complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

INCLUDED INFORMATION

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)

1.	Written Description of 2020 Executive Incentive Compensation Annual Plan for Executive Officer.

On May 11, 2020, the Company entered into a short-term incentive compensation arrangement with respect to a bonus payable in 2020 for Craig Dunn, Executive Vice President and Chief Commercial Banking Officer. The written description of the agreement is attached hereto as Exhibit 10.1 and is incorporated by reference in this Item 502(e).

2.	Written Description of 2020 Performance Share/Restricted Stock Unit Agreement for Executive Officer.

On May 11, 2020, the Company entered into a long-term incentive performance share arrangement for Mr. Dunn. The written description of the agreement is attached hereto as Exhibit 10.2 and is incorporated by reference in this Item 502(e).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Written Description of 2020 Executive Incentive Compensation Annual Plan – Chief Commercial Banking Officer
10.2	Written Description of 2020 Performance Share/Restricted Stock Unit Award Agreement – Chief Commercial Banking Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guaranty Federal Bancshares, Inc.

	By:	/s/ Shaun A. Burke
Shaun A. Burke President and Chief Executive Officer
Date: May 12, 2020